Exhibit 99.1

Chimera Investment Corporation Declares 4th Quarter Dividend

  4th Quarter 2014 Dividend of $0.09 per common share

NEW YORK--(BUSINESS WIRE)--December 18, 2014--The Board of Directors of Chimera today announced the declaration of its fourth quarter 2014 cash dividend of $0.09 per common share. This dividend is payable January 29, 2015, to common shareholders of record on December 31, 2014. The ex-dividend date is December 29, 2014.

Other Information

Chimera Investment Corporation invests in residential mortgage loans, residential mortgage-backed securities, real estate-related securities and various other asset classes. The Company’s principal business objective is to generate income from the spread between yields on its investments and its cost of borrowing and hedging activities. The Company is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”).

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and other factors, including the impact of the transition to a new independent registered public accounting firm and the Company’s ability to timely complete the process necessary to file its quarterly and annual reports for the quarters and year subsequent to September 30, 2014. The Company does not undertake, and specifically disclaims all obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, see “Item 1A — Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent quarterly reports on Form 10-Q.

CONTACT:
Chimera Investment Corporation
Investor Relations, 646-454-3759
www.chimerareit.com